                                                                    EXHIBIT 99.1


                       [METROCORP BANCSHARES, INC. LOGO]



   METROCORP BANCSHARES, INC. ANNOUNCES FOURTH QUARTER AND YEAR 2002 EARNINGS
                       NET INCOME FOR 2002 INCREASED 16.0%

HOUSTON, TEXAS - (January 30, 2003) MetroCorp Bancshares, Inc. (Nasdaq:MCBI), a Texas corporation, which through its subsidiary, MetroBank, N.A., provides community banking services in Houston and Dallas, today announced net income of $2.0 million for the fourth quarter 2002, approximately $900,000 higher than the same period in 2001. Diluted earnings per share for the fourth quarter 2002 were $0.28, up $0.13 per share from the same quarter in 2001. Net income and diluted earnings per share for the twelve months ended December 31, 2002 were $8.8 million and $1.23, respectively, up approximately $1.2 million or 16% and $0.16 per share, respectively, from the same period in 2001.

Allen Brown, President of MetroCorp Bancshares, Inc. and Chief Executive Officer of MetroBank, N.A., said, "Net income increased 16% to a record $8.8 million over net income in 2001 and the overall balance sheet grew 13%. Net loans grew 6.9% to $517.6 million while total deposits grew 7.6% to $691.4 million. As a result of continued relationship banking efforts, noninterest income for 2002 grew 3.5% over 2001. We are diligently working the issues with our loan portfolio, but with the new management team having been in office for over one year, we feel confident and optimistic regarding our opportunities and challenges in 2003."

INTEREST INCOME AND EXPENSE. Interest income for the three months ended December 31, 2002 was $11.9 million, down approximately $900,000 or 7.1% from $12.8 million for the same three months in 2001. Interest income for the twelve months ended December 31, 2002 was $48.7 million, down $6.7 million or 12.2% from $55.5 million for the same period in 2001. The lower interest income in 2002, compared to 2001 was primarily the result of significantly lower market interest rates in 2002 and an increase in nonaccrual loans that was partially offset by a 6.9% increase in net loans. In addition, refinancing of existing loans and lower interest rates on new loan production were factors resulting in lower interest income.

Interest expense for the three months ended December 31, 2002 was $3.5 million, down $1.2 million or 24.6% from $4.7 million for the same three months in 2001. Interest expense for the twelve months ended December 31, 2002 was $14.6 million, down $9.2 million or 38.5% from $23.8 million for the same period in 2001. The decrease in interest expense during both periods in 2002 was primarily the result of lower market interest rates in 2002 that was partially offset by a 6.1% increase in interest-bearing deposit balances as of December 31, 2002 compared to December 31, 2001.

Net interest income before provision for loan losses for the three months ended December 31, 2002 was $8.3 million, up approximately $200,000 or 3.1% from $8.1 million for the same three months in 2001. Net interest income before provision for loan losses for the twelve months ended December 31, 2002 was $34.1 million, up $2.4 million or 7.7% from $31.7 million for the same period in 2001. The increase in net interest income for the three and twelve months ended December 31, 2002 was primarily the result of lower interest income that was offset by


                  9600 Bellaire Boulevard   *   Suite 252
        P.O. Box 4760, Houston, Texas 77210-4760   *   713-776-3876
significantly lower interest expense. The net interest margin for the three months ended December 31, 2002 was 4.11% compared to 4.62% for the same three months in 2001, a decline of 51 basis points. The net interest margin for the twelve months ended December 31, 2002 was 4.54% compared to 4.64% for the same period in 2001, a decline of 10 basis points. The lower net interest margins in both periods were primarily the result of lower yields on average earning assets that were partially offset by lower costs on interest-bearing liabilities. The net interest margin may experience further pressure depending on the future interest rate environment. Since the Company is asset sensitive, we believe the Company would benefit from a stable to rising interest rate environment.

NONINTEREST INCOME AND EXPENSE. Noninterest income for the three months ended December 31, 2002 was $2.3 million, up approximately $200,000 or 7.4% from $2.1 million for the same three months in 2001. Noninterest income for the twelve months ended December 31, 2002 was $9.0 million, up approximately $300,000 or 3.5% from $8.7 million for the same period in 2001. The increase during both periods was primarily due to continued relationship banking initiatives which have resulted in increased transaction deposit accounts that have provided additional service charge and NSF fee income.

Noninterest expense for the three months ended December 31, 2002 was $6.0 million, down approximately $100,000 or 2.1% compared with $6.1 million for the same period in 2001. Noninterest expense for the twelve months ended December 31, 2002 was $26.1 million, up approximately $700,000 or 2.7% compared with $25.4 million for the same period in 2001. The increased noninterest expense for the twelve months ended December 31, 2002 was primarily due to higher employee compensation and benefits as a result of increased staffing levels in lending operations and compliance functions. Also, 2002 reflects the full-year effect of executive level additions made during the third and fourth quarters of 2001. With the exception of losses incurred in other real estate, generally, other operating expenses decreased during the three and twelve-month periods ended December 31, 2002 compared to the same periods in 2001.

PROVISION FOR LOAN LOSSES AND ASSET QUALITY. The provision for loan losses for the three months ended December 31, 2002 was $1.5 million, down $1.1 million from $2.6 million for the same quarter in 2001. The provision for loan losses for the twelve months ended December 31, 2002 and 2001 was $3.8 million and was primarily the result of continued asset quality risk assessment. The allowance for loan losses as a percent of total loans at December 31, 2002 and December 31, 2001 was 1.92% and 1.81%, respectively.

Net charge-offs for the three months ended December 31, 2002 were $1.1 million, down $1.9 million compared with $3.0 million for the fourth quarter of 2001. The charge-offs in the fourth quarter 2002 were related to various small commercial and consumer related credits, with the largest charge-off being $250,000. For the twelve months ended December 31, 2002, net charge-offs were $2.6 million, down approximately $1.6 million from $4.2 million for the same period in 2001. The significant charge-offs for the year 2002 were related to the restaurant and convenience store categories. The Company seeks recovery on its charge-offs through all available channels.

Net nonperforming assets at December 31, 2002 were $15.5 million compared to $3.7 million at December 31, 2001, an increase of $11.7 million. The increase in nonperforming assets primarily occurred during the first quarter of 2002 with approximately $9.0 million added to nonaccrual loans as part of an identification process that represents an integral part of an overall effort to improve credit quality. Some nonaccrual loans have paid off during the year. A $5.5


                  9600 Bellaire Boulevard   *   Suite 252
        P.O. Box 4760, Houston, Texas 77210-4760   *   713-776-3876
million commercial loan was added to nonaccrual in September 2002 and approximately $700,000 was added to nonaccrual loans in the fourth quarter 2002. Facilitating the loan review process, loan review and problem resolution personnel were added during the first and second quarters of 2002. While future deterioration in the loan portfolio is possible, management is continuing its risk assessment and resolution program. In addition, management is focusing its attention on minimizing the Bank's credit risk through more diversified business development avenues.

Allen Brown added, "Our strategy for new loan business this year is to expand the loan diversification we began last year as we continue to focus on asset quality. In addition to loan diversification, continued relationship banking efforts and operating cost control are on the agenda for 2003."

BALANCE SHEET DATA. Total assets at December 31, 2002 were $840.1 million, up $97.9 million or 13.2% from $742.2 million at December 31, 2001. Net loans at December 31, 2002 were $517.6 million, up $33.4 million or 6.9% from $484.2 million at December 31, 2001. Total deposits at December 31, 2002 were $691.4 million, up $48.6 million or 7.6% from $642.8 million at December 31, 2001. Other borrowings at December 31, 2002 were $65.8 million, up $40.6 million from $25.2 million at December 31, 2001. The increase was primarily the result of the Company's strategy to maintain earning asset growth during the year. Shareholders' equity at December 31, 2002 grew to $74.5 million, up $9.2 million or 14.2% from $65.2 million at December 31, 2001.

MetroCorp Bancshares, Inc., with $840.1 million in assets, provides a full range of commercial and consumer banking services through its wholly owned subsidiary, MetroBank, N.A. The Company has 14 full-service banking locations in the greater Houston and Dallas metropolitan areas. For more information, visit the Company's Web site at www.metrobank-na.com.

The statements contained in this release that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe MetroCorp's future plans, projections, strategies and expectations, are based on assumptions and involve a number of risks and uncertainties, many of which are beyond MetroCorp's control. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) general business and economic conditions in the markets MetroCorp serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; (2) changes in the interest rate environment which could reduce MetroCorp's net interest margin; (3) changes in management's assumptions regarding of the adequacy of the allowance for loan losses; (4) legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; (5) the effects of competition from other financial institutions operating in the Company's market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; (6) changes in accounting principles, policies or guidelines; and (7) the Company's ability to adapt successfully to technological changes to meet customers' needs and developments in the market place. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in MetroCorp's reports filed with the Securities and Exchange Commission.


Contact:
MetroCorp Bancshares, Inc., Houston
Allen Brown, President, (713) 776-3876, or
David D. Rinehart, EVP/Chief Financial Officer, (713) 776-3876




                  9600 Bellaire Boulevard   *   Suite 252
        P.O. Box 4760, Houston, Texas 77210-4760   *   713-776-3876

                           METROCORP BANCSHARES, INC.
                      (In thousands, except share amounts)
                                   (Unaudited)

                                                                      DECEMBER 31,
                                                               --------------------------      CHANGE
CONSOLIDATED BALANCE SHEET                                        2002             2001           %
                                                               ---------        ---------      ------
             ASSETS
Cash and cash equivalents:
    Cash and due from banks                                    $  30,195        $  34,428       (12.3)
    Federal funds sold and other temporary investments             7,991           23,678       (66.3)
                                                               ---------        ---------
    Total cash and cash equivalents                               38,186           58,106       (34.3)
Investment securities available-for-sale                         260,038          173,087        50.2
Other investments                                                  4,380            3,143        39.4
Loans, net of allowance for loan lossses                         517,609          484,242         6.9
Premises and equipment, net                                        5,841            5,623         3.9
Accrued interest receivable                                        3,391            3,602        (5.9)
Due from customers on acceptances                                  4,080            4,605       (11.4)
Foreclosed assets, net                                             1,190            1,025        16.1
Other assets                                                       5,350            8,741       (38.8)
                                                               ---------        ---------
Total assets                                                   $ 840,065        $ 742,174        13.2
                                                               =========        =========

             LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
    Noninterest-bearing                                        $ 144,544        $ 127,299        13.5
    Interest-bearing                                             546,817          515,452         6.1
                                                               ---------        ---------
    Total deposits                                               691,361          642,751         7.6
Other borrowings                                                  65,774           25,195       161.1
Accrued interest payable                                             717              863       (16.9)
Acceptances outstanding                                            4,080            4,605       (11.4)
Other liabilities                                                  3,670            3,531         3.9
                                                               ---------        ---------
Total liabilities                                                765,602          676,945        13.1
Commitments and contingencies                                          -                -           -
Shareholders' Equity:
    Common stock, $1.00 par value, 20,000,000 shares
      authorized; 7,195,927 shares and 7,187,423 shares
      are issued and 7,031,882 shares and 7,017,823
      shares are outstanding
      at December 31, 2002 and 2001, respectively.                 7,196            7,187         0.1
    Additional paid-in-capital                                    26,344           26,144         0.8
    Retained earnings                                             39,938           32,834        21.6
    Accumulated other comprehensive income                         2,354              376       526.1
    Treasury stock, at cost                                       (1,369)          (1,312)        4.3
                                                               ---------        ---------
    Total shareholders' equity                                    74,463           65,229        14.2
                                                               ---------        ---------
Total liabilities and shareholders' equity                     $ 840,065        $ 742,174        13.2
                                                               =========        =========


NONPERFORMING ASSETS AND ASSET QUALITY RATIOS
Nonaccrual loans                                               $  17,209        $   3,758       357.9
Accruing loans 90 days or more past due                              380              783       (51.5)
Other real estate ("ORE")                                          1,186              969        22.4
Other assets repossessed ("OAR")                                       5               56       (92.0)
                                                               ---------        ---------
Total nonperforming assets                                        18,780            5,566       237.4
Less nonperforming loans guaranteed by the SBA,
    Ex-Im Bank, or the OCCGF                                      (3,310)          (1,833)       80.6
                                                               ---------        ---------
Net nonperforming assets                                       $  15,470        $   3,733       314.4
                                                               =========        =========

Net nonperforming assets to total assets                            1.84%            0.50%      266.1
Net nonperforming assets to total loans and ORE/OAR                 2.92%            0.76%      287.2
Allowance for loan losses to total loans                            1.92%            1.81%        6.5
Allowance for loan losses to net nonperforming loans               71.08%          328.77%      (78.4)
Net loan charge-offs to total loans                                 0.49%            0.84%      (41.6)
Net loan charge-offs                                           $   2,606        $   4,167       (37.5)
Total loans to total deposits                                      76.34%           76.72%       (0.5)

Total loans                                                    $ 527,760        $ 493,145         7.0
Allowance for loan losses                                      $  10,150          $ 8,903        14.0

                           METROCORP BANCSHARES, INC.
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                   AS OF OR FOR                       AS OF OR FOR
                                                 THE THREE MONTHS                  THE TWELVE MONTHS
                                                ENDED DECEMBER 31,                 ENDED DECEMBER 31,
                                              ----------------------    CHANGE   ----------------------    CHANGE
                                                 2002         2001        %         2002         2001        %
                                              ---------    ---------    -----    ---------    ---------    -----
AVERAGE BALANCE SHEET SUMMARY
Total assets                                  $ 840,673    $ 740,114     13.6    $ 790,752    $ 727,841      8.6
Securities                                      247,587      180,283     37.3      219,011      159,416     37.4
Total loans                                     524,937      482,793      8.7      505,495      474,986      6.4
Allowance for loan losses                         9,745        9,368      4.0        9,238        9,315     (0.8)
Net loans                                       515,192      473,425      8.8      496,257      465,671      6.6
Total deposits                                  686,329      635,097      8.1      656,824      626,970      4.8
FHLB and other borrowings                        67,911       25,452    166.8       53,056       25,571    107.5
Total shareholders' equity                       74,248       67,156     10.6       70,607       63,539     11.1

INCOME STATEMENT
Interest income:
    Loans                                     $   9,252    $  10,127     (8.6)   $  37,987    $  43,926    (13.5)
    Investment securities:
      Taxable                                     2,211        2,149      2.9        9,080        8,356      8.7
      Tax-exempt                                    273          312    (12.5)       1,160        1,177     (1.4)
    Federal funds sold and other
      temporary investments                         129          179    (27.9)         484        1,992    (75.7)
                                              ---------    ---------             ---------    ---------
         Total interest income                   11,865       12,767     (7.1)      48,711       55,451    (12.2)
Interest expense:
    Time deposits                                 2,531        3,784    (33.1)      10,595       19,003    (44.2)
    Demand and savings deposits                     470          580    (19.0)       2,215        3,531    (37.3)
    Other borrowings                                531          319     66.5        1,818        1,265     43.7
                                              ---------    ---------             ---------    ---------
         Total interest expense                   3,532        4,683    (24.6)      14,628       23,799    (38.5)
Net interest income                               8,333        8,084      3.1       34,083       31,652      7.7
Provision for loan losses                         1,533        2,609    (41.2)       3,853        3,799      1.4
                                              ---------    ---------             ---------    ---------
Net interest income after provision
    for loan losses                               6,800        5,475     24.2       30,230       27,853      8.5
Noninterest income:
    Customer service charges                      2,218        2,012     10.2        8,685        8,078      7.5
    Other noninterest income                         43           94    (54.3)         282          582    (51.5)
                                              ---------    ---------             ---------    ---------
         Total noninterest income                 2,261        2,106      7.4        8,967        8,660      3.5
Noninterest expense:
    Employee compensation and benefits            3,384        3,117      8.6       14,746       13,180     11.9
    Occupancy                                     1,293        1,237      4.5        5,089        5,189     (1.9)
    Other real estate, net                          197           68    189.7          680          153    344.4
    Data processing                                  25           33    (24.2)          94           86      9.3
    Other noninterest expense                     1,124        1,699    (33.8)       5,449        6,775    (19.6)
                                              ---------    ---------             ---------    ---------
         Total noninterest expense                6,023        6,154     (2.1)      26,058       25,383      2.7
Income before provision for income taxes          3,038        1,427    112.9       13,139       11,130     18.1
Provision for income taxes                        1,060          362    192.8        4,350        3,553     22.4
                                              ---------    ---------             ---------    ---------
Net income                                    $   1,978    $   1,065     85.7    $   8,789    $   7,577     16.0
                                              =========    =========             =========    =========

PER SHARE DATA
Earnings per share - basic                    $    0.28    $    0.15     85.3    $    1.25    $    1.08     15.6
Earnings per share - diluted                       0.28         0.15     84.4         1.23         1.07     14.5
Weighted average shares outstanding:
    Basic                                         7,031        7,016      0.2        7,024        6,998      0.4
    Diluted                                       7,179        7,127      0.7        7,154        7,059      1.3

PERFORMANCE RATIOS
Return on average assets                           0.93%        0.57%    63.5         1.11%        1.04%     6.8
Return on average shareholders' equity            10.57%        6.29%    68.0        12.45%       11.92%     4.4
Net interest margin                                4.11%        4.62%   (11.0)        4.54%        4.64%    (2.2)
Efficiency ratio                                  56.85%       60.39%    (5.9)       60.53%       62.97%    (3.9)
Equity to assets                                   8.83%        9.07%    (2.7)        8.93%        8.73%     2.3

BANK CAPITAL RATIOS
Tier I capital                                                                       12.08%       11.92%     1.3
Total capital (tier I & II)                                                          13.34%       13.18%     1.2
Leverage (Regulatory)                                                                 8.72%        8.50%     2.6